EXHIBIT 99 Copy of Oregon Racing Commission - Oregon Hubs Page

                            Oregon Racing Commission
                                Oregon Hubs Page

    "Oregon is home to five multi-jurisdictional simulcasting and interactive wagering totalizator hubs. We provide account wagering and hub information in our administrative rules. On this page you will find links to these hub sites as well as quarterly handle information."

                    Contact the ORC re: Account Wagering Hubs
                    -----------------------------------------

                              Quarterly Hub Handles

                                      2003

====================== ==================== ==================== ==================== ====================
Account Wagering Hub       1st Quarter          2nd Quarter          3rd Quarter          4th Quarter
====================== ==================== ==================== ==================== ====================
 Greyhound Channel          4,151,051       4,480,781
   dba US Offtrack
====================== ==================== ==================== ==================== ====================
         TVG               25,244,151       60,986,753
====================== ==================== ==================== ==================== ====================
     America TAB           20,881,002       27,503,590
====================== ==================== ==================== ==================== ====================
     Youbet.com            52,278,105       67,973,135
====================== ==================== ==================== ==================== ====================
 The Racing Channel        53,359,538       61,274,054
        dba
 Oneclickbetting.com
====================== ==================== ==================== ==================== ====================

                                      2002

====================== ==================== ==================== ==================== ====================
Account Wagering Hub       1st Quarter          2nd Quarter          3rd Quarter          4th Quarter
====================== ==================== ==================== ==================== ====================
 Greyhound Channel          2,687,702            3,036,501            2,984,009            3,171,362
   dba US Offtrack
====================== ==================== ==================== ==================== ====================
         TVG               16,004,865           47,872,787           49,274,003           46,116,900
====================== ==================== ==================== ==================== ====================
     America TAB           12,471,966           15,711,365           15,623,851           16,486,791
====================== ==================== ==================== ==================== ====================
     Youbet.com             7,741,487           26,375,827           38,006,333           42,534,250
====================== ==================== ==================== ==================== ====================
 The Racing Channel                              1,174,143           33,972,955           42,944,450
        dba
 Oneclickbetting.com
====================== ==================== ==================== ==================== ====================